Exhibit   23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 000-16007 and Form S-8 No. 333-67477) pertaining to the 1996 Stock Option Plan, Registration Statement (Form S-8 No. 333-42109) pertaining to the Employee Stock Purchase Plan, and Registration Statement (Form S-8 No. 333-67473) pertaining to the Richard C. Pfenniger, Jr. Stock Option Plan of Whitman Education Group, Inc. and in the related Prospectuses, of our report dated May 28, 1999, with respect to the consolidated financial statements of Whitman Education Group, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1999.



                                                 /s/ ERNST & YOUNG LLP





Miami, Florida
June 14, 1999